UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2006

__________

GEORGE FOREMAN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26585	54-1811721
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

100 N. Wilkes-Barre Blvd. 4th Floor Wilkes-Barre, PA (Address of principal executive offices)		18702 (Zip code)

Registrant’s telephone number, including area code: (570) 822-6277

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As of April 28, 2006, Circle Group Holdings, Inc. (“Circle”) had not entered into a further definitive agreement with the Company as contemplated by the November 23, 2005 letter agreement (the “Letter Agreement”) between the parties, as amended. The Company believes that Circle is in breach of the Letter Agreement, and the Company’s counsel has written to Circle regarding such breach and, among other things, to respond to Circle’s delivery of an agreement which was materially inconsistent with the Letter Agreement, Circle’s apparent refusal to enter into a definitive agreement which the Company believes would be consistent with the Letter Agreement, and Circle’s claim that the Company has breached the Letter Agreement, which the Company believes is without merit. A copy of the letter from the Company’s counsel is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Letter, dated May 3, 2006, from Wright & Reihner, P.C., counsel of George Foreman Enterprises, Inc., to Circle Group Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 4, 2006

GEORGE FOREMAN ENTERPRISES, INC.

By: /s/ Efrem Gerszberg
Name: Efrem Gerszberg
Title:   President